FOR IMMEDIATE RELEASE August 8, 2005	Media Contact: Robert Dobkin (202) 872-2680 Investor Contact: Donna Kinzel (302) 429-3004
Pepco Holdings Reports Second-Quarter 2005 Earnings; Conference Call Scheduled

           Pepco Holdings, Inc. (NYSE: POM) today reported second quarter 2005 consolidated earnings of $64.0 million, or 34 cents per share, compared to $90.4 million, or 53 cents per share, in the second quarter of 2004. Excluding special items (as described below), earnings for the second quarter of 2004 would have been $82.5 million, or 48 cents per share. The weighted average shares outstanding for the second quarter 2005 were 188.8 million compared to 172.2 million for the second quarter of 2004, which resulted in 3 cents per share of dilution in consolidated earnings quarter over quarter.

           The earnings decline, excluding special items, for the second quarter of 2005 as compared to the prior year was driven primarily by lower power delivery sales resulting from milder weather, lower earnings at Conectiv Energy and dilution, partially offset by lower interest expense and higher earnings at Pepco Energy Services. A second quarter adjustment to correct the unbilled revenue amount reported by Potomac Electric Power Company (Pepco) in the first quarter of 2005 (3 cents per share) and the impact of changes by Delmarva Power and Light Company (Delmarva Power) and Atlantic City Electric Company (Atlantic City Electric) in the estimation of unbilled revenue (4 cents per share) also contributed to lower earnings. The revision to the estimated unbilled revenue balance for Delmarva Power and Atlantic City Electric, which has no cash impact, primarily reflects an increase in the estimated amount of power line losses (estimates of electricity expected to be lost in the process of its transmission and distribution to customers). Pepco Holdings does not expect the future use of the increased power line loss factors used to estimate unbilled revenue to have a significant impact on future periods.

"Though we were negatively impacted by the weather and higher energy prices this quarter, compared with the second quarter of last year, I remain pleased with the progress made on the
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execution of our business plans," stated Dennis R. Wraase, Chairman, President and Chief Executive Officer. "Our system performed well during the recent heat wave, our competitive energy businesses are performing as expected and our cash flow remains strong," he added.

          For the six months ended June 30, 2005, consolidated earnings were $119.5 million, or 63 cents per share, compared to $141.6 million, or 82 cents per share, for the same period in the prior year. Excluding special items, earnings for the six months ended June 30, 2005 would have been $114.4 million, or 60 cents per share, compared to $120.5 million, or 70 cents per share, for the first six months of 2004. The weighted average shares outstanding for the six months ended June 30, 2005 were 188.6 million compared to 172.0 million for the same period in the prior year, which resulted in 6 cents per share of dilution in consolidated earnings from the prior year.

          The decrease in earnings, excluding special items, for the six months ended June 30, 2005 compared to the prior year was driven by lower power delivery sales resulting from milder weather, lower earnings at Conectiv Energy and dilution, partially offset by lower interest expense and by higher earnings at Pepco Energy Services. Changes in estimated unbilled revenue recorded by Delmarva Power and Atlantic City Electric in the 2005 period (4 cents per share), also contributed to lower earnings.

Highlights
Operations
•

Power Delivery electric sales in gigawatt hours (Gwhs) were 11,400 in the second quarter of 2005 compared to 12,351 for the same period last year. Cooling degree days decreased by 28.8% for the three months ended June 30, 2005 as compared to the same period in 2004.

• Pepco, Delmarva Power and Atlantic City Electric each hit a new peak for electric usage in July 2005.
•

Conectiv Energy's total generating output was 971 Gwhs in the second quarter of 2005 compared to 1,336 Gwhs in the second quarter of 2004. The decrease resulted primarily from milder April and May weather resulting in lower run time.

•

Conectiv Energy's gross margin (defined as revenue less cost of goods sold) on merchant generation was $55.7 million in the second quarter of 2005, compared to $48.8 million in the second quarter of 2004. The increase resulted primarily from higher spark spreads and unit flexibility allowing the plants to capture opportunities during peak periods.

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•

Conectiv Energy's gross margin on full requirements load service was $8.9 million in the second quarter of 2005, compared to $18.9 million in the second quarter of 2004. The decrease was driven by lower volumes and higher energy costs used to supply the load.

•

Pepco Energy Services had retail electricity sales of 3,272 Gwh in the second quarter of 2005, up from retail sales of 1,850 Gwh in the second quarter of 2004. This increase primarily reflects the acquisition of additional commercial and industrial customer loads.

Regulatory Matters
•

On May 26, 2005, the New Jersey Board of Public Utilities approved the settlement reached in the Atlantic City Electric base rate case. The settlement became effective June 1, 2005 and, while revenue neutral, will have a positive annual pre-tax earnings impact of approximately $20 million.

•

On July 18, 2005, Delmarva Power and several other parties to the Delaware Standard Offer Service (SOS) proceedings, including the Commission Staff and the Division of Public Advocate, filed a settlement that, if approved, will resolve most of the remaining issues in the case. Other parties to the proceeding are opposing the settlement. The Delaware Public Service Commission previously determined that SOS should be provided by Delmarva Power using a wholesale bidding approach. The settlement provides for the company to recover its costs associated with providing SOS and earn a margin. A hearing on the settlement was held on August 4, 2005. The commission's decision is anticipated early in the fourth quarter.

Financing Activities
•

On June 1, 2005, Pepco issued $175 million of 5.4% senior secured notes due 2035. The net proceeds will be used to redeem $75 million of 7.375% first mortgage bonds due 2025 and to pay at maturity $100 million of 6.5% first mortgage bonds due September 15, 2005.

• On June 1, 2005, Delmarva Power issued $100 million of 5.0% unsecured notes due 2015. The net proceeds were used to redeem $100 million of 7.71% first mortgage bonds due 2025.
•

On June 1, 2005, Conectiv paid at maturity $250 million of its 5.3% notes, $30 million of its 6.73% notes and called for early redemption the remaining $20 million of its 6.73% notes due 2006. There is no longer any public debt outstanding at Conectiv.

•

On June 10, 2005, Pepco Holdings issued $250 million of floating rate unsecured notes due 2010. The net proceeds were used to repay commercial paper issued to fund the redemption of Conectiv debt as described above.

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Mirant
•

On April 13, 2005, Pepco received a payment from Mirant of approximately $57.5 million representing the full amount then due relating to the Power Purchase Agreements. To date, Mirant continues to make the scheduled payments under these agreements.

Other
•

On July 18, 2005, Pepco finalized an agreement for the sale of excess non-utility land located at Buzzard Point in the District of Columbia. Closing is scheduled to occur in August 2005. The sale price of the land is $75 million in cash and is expected to result in an after-tax gain of approximately $38 million to $42 million that will be recorded by Pepco upon the closing of the sale.

          Further details regarding the change in consolidated earnings between 2005 and 2004 can be found in the following schedules. Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission, which is available at www.pepcoholdings.com/investors.

Special Items

          There were no special items for the second quarter 2005. Generally Accepted Accounting Principles (GAAP) earnings for the second quarter 2004 include the following special items which management believes are not representative of the company's core business operations:

• After-tax earnings of $8.6 million, or 5 cents per share, related to a gain on the condemnation settlement associated with the transfer of Vineland distribution assets;
• After-tax earnings of $6.6 million, or 4 cents per share, related to the disposition of a joint venture associated with the Vineland co-generation facility; and
• After-tax charges of $7.3 million, or 4 cents per share, related to the impairment of the Starpower investment.
GAAP earnings for the six months ended June 30, 2005 include the following special item:
• After-tax earnings of $5.1 million, or 3 cents per share, related to the Atlantic City Electric base rate case proceedings settlement.
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In addition to the items listed above for the second quarter 2004, GAAP earnings for the six months ended June 30, 2004 included the following special item:
• After-tax earnings of $13.2 million, or 7 cents per share, related to the impact of changes in local tax regulations that were retroactive to 2001.
Reconciliation of GAAP Earnings to Earnings Excluding Special Items
Net Earnings - Dollars in Millions	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Reported (GAAP) Net Earnings	$ 64.0	$ 90.4	$ 119.5	$ 141.6
Special Items:
Starpower investment impairment	-	7.3	-	7.3
Gain on sale of Vineland distribution assets	-	(8.6)	-	(8.6)
Gain on sale of Vineland co-generation facility	-	(6.6)	-	(6.6)
Local tax benefit - retroactive change in regulations	-	-	-	(13.2)
New Jersey base rate case settlement	-	-	(5.1)	-

Net Earnings Excluding Special Items	$ 64.0	$ 82.5	$ 114.4	$ 120.5
Earnings per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Reported (GAAP) Earnings per Share	$ 0.34	$ 0.53	$ 0.63	$ 0.82
Special Items:
Starpower investment impairment	-	0.04	-	0.04
Gain on sale of Vineland distribution assets	-	(0.05)	-	(0.05)
Gain on sale of Vineland co-generation facility	-	(0.04)	-	(0.04)
Local tax benefit - retroactive change in regulations	-	-	-	(0.07)
New Jersey base rate case settlement	-	-	(0.03)	-

Earnings per Share Excluding Special Items	$ 0.34	$ 0.48	$ 0.60	$ 0.70

CONFERENCE CALL FOR INVESTORS

          Pepco Holdings Inc. will host a conference call to discuss second quarter results on Wednesday, August 10th at 10:00 a.m. E.D.T. Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-800-299-9086 before 9:55 a.m. The pass code for the call is 81279299. International callers may access the call by dialing 1-617-786-2903, using the same pass code, 81279299. An on-demand replay will be available for seven days following the call. To hear the replay, dial 1-888-286-8010 and enter pass code 30967337. International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 30967337. An audio archive will be available at PHI's Web site, http://www.pepcoholdings.com/investors/index_financialrelease.html.

          Note: If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors/index_financialrelease.html.

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About PHI: Pepco Holdings, Inc. is a diversified energy company with headquarters in Washington, D.C. Its principal operations consist of Power Delivery, which delivers 50,000 gigawatt-hours of power to more than 1.8 million customers in Washington, D.C., Delaware, Maryland, New Jersey and Virginia. PHI engages in regulated utility operations by delivering electricity and natural gas, and provides competitive energy and energy products and services to residential and commercial customers.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute "forward-looking statements" within the meaning of federal securities law. These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events. Forward-looking statements are not a guarantee of future performance or events. They are subject to a number of uncertainties and other factors, many of which are outside the company's control. Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements. PHI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results and prospects of PHI.

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SELECTED FINANCIAL INFORMATION
Pepco Holdings, Inc. Earnings Per Share Variance 2005/2004
			2nd Quarter
				Competitive Energy
			Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2004 Net Income/(Loss) (GAAP) (1)			$ 0.42	$ 0.14	$ 0.02	$ 0.04	$ (0.09)	$ 0.53

2004 Special Items (2)
• Gain on Vineland distribution assets			(0.05)	-	-	-	-	(0.05)
• Gain on disposition associated with Vineland co-generation facility			-	(0.04)	-	-	-	(0.04)
• Starpower Impairment			-	-	-	0.04	-	0.04
2004 Net Income/(Loss) excluding Special Items			0.37	0.10	0.02	0.08	(0.09)	0.48

Change from 2004 Net Income/(Loss) excluding Special Items
Regulated Operations
• Revenue -	-	Pepco Unbilled Revenue Correction	(0.03)	-	-	-	-	(0.03)
	-	Delmarva Power/Atlantic City Electric Unbilled Revenue Change in estimation process	(0.04)	-	-	-	-	(0.04)
	-	Customer Mix, net	0.01	-	-	-	-	0.01
	-	Weather (estimate) (3)	(0.03)	-	-	-	-	(0.03)
	-	Standard Offer Service Margin	(0.01)	-	-	-	-	(0.01)
• Operation & Maintenance			(0.02)	-	-	-	-	(0.02)
• Capital Costs, net			0.01	-	-	-	-	0.01
• Gain on sale of non-utility land			0.01	-	-	-	-	0.01
• Other, net			0.01	-	-	-	-	0.01
Conectiv Energy
• Margins (operating revenue less cost of goods sold)
	-	Merchant Generation	-	0.02	-	-	-	0.02
	-	Full Requirements Load Service	-	(0.03)	-	-	-	(0.03)
	-	Other Power, Oil and Gas Marketing	-	(0.01)	-	-	-	(0.01)
• Operating and Capital costs, net			-	(0.01)	-	-	-	(0.01)
Pepco Energy Services
• Margins (primarily retail electric commodity business)			-	-	0.03	-	-	0.03
Other Non-Regulated
• Financing and investing activities, primarily related to 2004 activity			-	-	-	(0.01)	-	(0.01)
• Primarily capital costs, net			-	-	-	(0.02)	-	(0.02)
Corporate & Other
• Primarily capital costs			-	-	-	-	0.01	0.01
Dilution (4)			(0.03)	-	-	-	-	(0.03)
2005 Net Income/(Loss) excluding Special Items			0.25	0.07	0.05	0.05	(0.08)	0.34
2005 Special Item (2)
• None			-	-	-	-	-	-

2005 Net Income/(Loss) (GAAP) (4)			$ 0.25	$ 0.07	$ 0.05	$ 0.05	$ (0.08)	$ 0.34

Notes:
(1)	2004 Weighted Average Shares Outstanding for the second quarter were 172,203,359. The earnings per share variance calculations are based on this 2004 share amount.
(2)	Management believes the special items are not representative of the company's core business operations.
(3)	The effect of weather in the second quarter compared with the 20 year average weather is estimated to have no effect on earnings.
(4)

2005 Weighted Average Shares Outstanding for the second quarter were 188,812,888. The higher number of shares outstanding in 2005 results in dilution affecting each business unit, but predominantly affects Power Delivery. The consolidated effect is ($.03) per share.

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SELECTED FINANCIAL INFORMATION
Pepco Holdings, Inc. Earnings Per Share Variance 2005/2004
			Year-to-Date June
				Competitive Energy
			Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non Regulated	Corporate & Other	Total PHI
2004 Net Income/(Loss) (GAAP) (1)			$ 0.66	$ 0.17	$ 0.04	$ 0.15	$ (0.20)	$ 0.82

2004 Special Items (2)
• Local Tax Benefit			-	-	(0.01)	(0.05)	(0.01)	(0.07)
• Gain on Vineland distribution assets			(0.05)	-	-	-	-	(0.05)
• Gain on disposition associated with Vineland co-generation facility			-	(0.04)	-	-	-	(0.04)
• Starpower Impairment			-	-	-	0.04	-	0.04
2004 Net Income/(Loss) excluding Special Items			0.61	0.13	0.03	0.14	(0.21)	0.70

Change from 2004 Net Income/(Loss) excluding Special Items
Regulated Operations
• Revenue -	-	Delmarva Power/Atlantic City Electric Unbilled Revenue Change in estimation process	(0.04)	-	-	-	-	(0.04)
	-	Customer Mix, net	0.01	-	-	-	-	0.01
	-	Weather (estimate) (3)	(0.04)	-	-	-	-	(0.04)
	-	Standard Offer Service Margin	0.02	-	-	-	-	0.02
• Gain on sale of non-utility land in 2005			0.01	-	-	-	-	0.01
• Gain on sale of utility land in 2004			(0.02)	-	-	-	-	(0.02)
• Capital Costs, net			0.02	-	-	-	-	0.02
• Other, net			(0.02)	-	-	-	-	(0.02)
Conectiv Energy
• Margins (operating revenue less cost of goods sold)
	-	Merchant Generation	-	-	-	-	-	-
	-	Full Requirements Load Service	-	(0.02)	-	-	-	(0.02)
	-	Other Power, Oil and Gas Marketing	-	(0.01)	-	-	-	(0.01)
• Operating and Capital costs, net			-	(0.01)	-	-	-	(0.01)
Pepco Energy Services
• Margins (primarily retail electric commodity business; partially offset by lower power plant margins)			-	-	0.04	-	-	0.04
• Lower services activities and other, net			-	-	(0.01)	-	-	(0.01)
Other Non-Regulated
• Sale of assets, net			-	-	-	0.01	-	0.01
• Financing and investing activities, primarily related to 2004 activity			-	-	-	(0.01)	-	(0.01)
• Primarily capital costs, net			-	-	-	(0.01)	-	(0.01)
Corporate & Other
• Primarily capital costs			-	-	-	-	0.04	0.04
Dilution (4)			(0.05)	(0.01)	-	(0.01)	0.01	(0.06)
2005 Net Income/(Loss) excluding Special Items			0.50	0.08	0.06	0.12	(0.16)	0.60
2005 Special Item (2)
• ACE - New Jersey Base Rate Case Settlement			0.03	-	-	-	-	0.03

2005 Net Income/(Loss) (GAAP) (4)			$ 0.53	$ 0.08	$ 0.06	$ 0.12	$ (0.16)	$ 0.63

Notes:
(1)	2004 Weighted Average Shares Outstanding for Year-to-Date June were 172,002,471. The earnings per share variance calculations are based on this 2004 share amount.
(2)	Management believes the special items are not representative of the company's core business operations.
(3)	The effect of weather in 2005 compared with the 20 year average weather is estimated to increase earnings by $.02 per share.
(4)

2005 Weighted Average Shares Outstanding for Year-to-Date June were 188,593,947. The higher number of shares outstanding in 2005 results in dilution affecting each business unit. The consolidated effect is ($.06) per share.

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SEGMENT INFORMATION
	For the Three Months Ended June 30, 2005
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	(a) Corp. & Other	PHI Cons
Operating Revenue	$974.2		$584.2	(b)	$320.2	$20.5	$(187.0)	$1,712.1
Operating Expense	855.6	(b)	555.6		306.5	1.0	(185.4)	1,533.3
Operating Income (Loss)	118.6		28.6		13.7	19.5	(1.6)	178.8
Interest Income	1.2		7.6		.3	25.1	(32.5)	1.7
Interest Expense	43.7		14.4		.8	34.4	(8.6)	84.7
Income Tax Expense (Benefit)	34.6		8.3		5.0	1.4	(9.1)	40.2
Net Income (Loss)	$48.1		$12.9		$8.7	$8.9	$(14.6)	$64.0
Total Assets	$8,818.7		$1,939.3		$504.3	$1,356.3	$1,139.1	$13,757.7
Construction Expenditures	$122.1		$2.8		$3.3	$-	$1.7	$129.9

(a)

Includes inter-segment eliminations and unallocated Pepco Holdings' (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002. The "total assets" line of this column includes Pepco Holdings' goodwill balance.

(b)	Power Delivery purchased electric energy, electric capacity and natural gas from Conectiv Energy in the amount of $128.9 million for the three months ended June 30, 2005.
	For the Three Months Ended June 30, 2004
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	(a) Corp. & Other	PHI Cons
Operating Revenue	$1,073.5		$565.4	(b)	$243.5	$24.2	$(215.1)	$1,691.5
Operating Expense	908.4	(b)	531.1		237.9	1.6	(218.0)	1,461.0
Operating Income	165.1		34.3		5.6	22.6	2.9	230.5
Interest Income	1.6		1.1		.1	15.9	(13.1)	5.6
Interest Expense	45.1		7.5		.6	21.8	17.1	92.1
Income Tax Expense (Benefit)	51.9		16.1		2.0	(1.3)	(10.0)	58.7
Net Income (Loss)	$72.5		$24.5		$3.5	$6.9	$(17.0)	$90.4
Total Assets	$8,448.3		$1,979.1		$534.1	$1,353.4	$1,115.7	$13,430.6
Construction Expenditures	$131.5		$1.8		$4.2	$-	$.6	$138.1

(a)

Includes inter-segment eliminations and unallocated Pepco Holdings' (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002. The "total assets" line of this column includes Pepco Holdings' goodwill balance.

(b)						Power Delivery purchased electric energy, electric capacity and natural gas from Conectiv Energy in the amount of $149.3 million for the three months ended June 30, 2004.
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SEGMENT INFORMATION (Continued)
	For the Six Months Ended June 30, 2005
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	(a) Corp. & Other	PHI Cons
Operating Revenue	$2,078.9		$1,093.6	(b)	$672.8	$41.0	$(369.4)	$3,516.9
Operating Expense	1,846.3	(b)	1,051.4		655.0	2.2	(364.9)	3,190.0
Operating Income (Loss)	232.6		42.2		17.8	38.8	(4.5)	326.9
Interest Income	2.5		14.7		.7	45.9	(60.1)	3.7
Interest Expense	85.3		28.3		1.7	64.4	(12.2)	167.5
Income Tax Expense (Benefit)	68.6		12.8		6.7	5.8	(19.6)	74.3
Extraordinary Item (net of taxes of $6.2 million)	9.0	(c)	-		-	-	-	9.0
Net Income (Loss)	$100.4		$16.0		$11.1	$22.5	$(30.5)	$119.5
Total Assets	$8,818.7		$1,939.3		$504.3	$1,356.3	$1,139.1	$13,757.7
Construction Expenditures	$207.1		$4.4		$4.2	$-	$2.5	$218.2

(a)

Includes inter-segment eliminations and unallocated Pepco Holdings' (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002. The "total assets" line of this column includes Pepco Holdings' goodwill balance.

(b)	Power Delivery purchased electric energy, electric capacity and natural gas from Conectiv Energy in the amount of $248.3 million for the six months ended June 30, 2005.
(c)

Relates to ACE's electric distribution rate case settlement that was accounted for in the first quarter of 2005. This resulted in ACE's reversal of $9.0 million in after-tax accruals related to certain deferred costs that are now deemed recoverable. This amount is classified as extraordinary since the original accrual was part of an extraordinary charge in conjunction with the accounting for competitive restructuring in 1999.

	For the Six Months Ended June 30, 2004
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	(a) Corp. & Other	PHI Cons
Operating Revenue	$2,112.7		$1,153.2	(b)	$554.2	$45.3	$(409.8)	$3,455.6
Operating Expense	1,839.1	(b)	1,103.4		545.8	(1.7)	(412.0)	3,074.6
Operating Income (Loss)	273.6		49.8		8.4	47.0	2.2	381.0
Interest Income	4.1		2.2		.2	27.3	(27.0)	6.8
Interest Expense	91.6		14.9		1.2	43.2	33.8	184.7
Income Tax Expense (Benefit) (c)	79.1		19.5		1.5	(7.1)	(22.9)	70.1
Net Income (Loss)	$113.3		$29.6		$6.8	$27.0	$(35.1)	$141.6
Total Assets	$8,448.3		$1,979.1		$534.1	$1,353.4	$1,115.7	$13,430.6
Construction Expenditures	$222.4		$4.7		$5.0	$-	$1.1	$233.2

(a)

Includes inter-segment eliminations and unallocated Pepco Holdings' (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value of non-regulated Conectiv assets and liabilities as of August 1, 2002. The "total assets" line of this column includes Pepco Holdings' goodwill balance.

(b)						Power Delivery purchased electric energy, electric capacity and natural gas from Conectiv Energy in the amount of $297.3 million for the six months ended June 30, 2004.
(c)

In February 2004, a local jurisdiction issued final consolidated tax return regulations, which were retroactive to 2001. Under these regulations, Pepco Holdings (parent company) and other affiliated companies doing business in this location now have the necessary guidance to file a consolidated income tax return. This allows Pepco Holdings' subsidiaries with taxable losses to utilize those losses against tax liabilities of Pepco Holdings' companies with taxable income. During the first quarter of 2004, Pepco Holdings and its subsidiaries recorded the impact of the new regulations of $13.2 million for 2001 through 2003.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(Millions, except earnings per share)

Operating Revenues
Power Delivery	$974.2	$1,073.5	$2,078.9	$2,112.7
Competitive Energy	717.9	594.4	1,396.8	1,296.5
Other	20.0	23.6	41.2	46.4
Total Operating Revenues	1,712.1	1,691.5	3,516.9	3,455.6

Operating Expenses
Fuel and purchased energy	1,007.6	956.0	2,095.5	2,023.0
Other services cost of sales	182.5	167.3	353.1	328.2
Other operation and maintenance	187.3	184.8	379.3	382.8
Depreciation and amortization	101.8	109.4	207.5	222.2
Other taxes	76.2	64.2	158.1	136.2
Deferred electric service costs	(18.2)	(6.0)	.8	9.0
Gain on sale of assets	(3.9)	(14.7)	(4.3)	(26.8)
Total Operating Expenses	1,533.3	1,461.0	3,190.0	3,074.6

Operating Income	178.8	230.5	326.9	381.0

Other Income (Expenses)
Interest and dividend income	1.7	5.6	3.7	6.8
Interest expense	(84.7)	(92.1)	(167.5)	(184.7)
(Loss) income from equity investments	(1.9)	13.2	(3.0)	12.8
Impairment loss on equity investments	-	(11.2)	-	(11.2)
Other income	13.7	5.1	29.4	10.4
Other expenses	(2.7)	(1.2)	(3.4)	(1.9)
Total Other Expenses	(73.9)	(80.6)	(140.8)	(167.8)

Preferred Stock Dividend Requirements of Subsidiaries	.7	.8	1.3	1.5

Income Before Income Tax Expense	104.2	149.1	184.8	211.7

Income Tax Expense	40.2	58.7	74.3	70.1

Income Before Extraordinary Item	64.0	90.4	110.5	141.6

Extraordinary Item (net of tax of $6.2 million)	-	-	9.0	-

Net Income	64.0	90.4	119.5	141.6

Retained Earnings at Beginning of Period	872.1	789.3	863.7	781.0

Dividends on Common Stock	(47.2)	(43.0)	(94.3)	(85.9)

Retained Earnings at End of Period	$888.9	$836.7	$888.9	$836.7

Basic and Diluted Share Information
Weighted average shares outstanding	188.8	172.2	188.6	172.0
Earnings per share of common stock
Before extraordinary item	$.34	$.53	$.58	$.82
Extraordinary item	-	-	.05	-
Total	$.34	$.53	$.63	$.82

11 (more) ___________________________________________________________________________________________________

PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30,	December 31,
ASSETS	2005	2004
	(Millions of Dollars)
CURRENT ASSETS
Cash and cash equivalents	$177.1	$29.6
Restricted cash	32.6	42.0
Accounts receivable, less allowance for uncollectible accounts of $45.6 million and $43.7 million, respectively	1,168.2	1,126.9
Fuel, materials and supplies - at average cost	277.0	268.4
Unrealized gains - derivative contracts	76.7	90.3
Prepaid expenses and other	142.0	119.6
Total Current Assets	1,873.6	1,676.8

INVESTMENTS AND OTHER ASSETS
Goodwill	1,431.3	1,430.5
Regulatory assets	1,294.6	1,335.4
Investment in finance leases held in trust	1,257.8	1,218.7
Prepaid pension expense	157.3	165.7
Other	494.3	466.1
Total Investments and Other Assets	4,635.3	4,616.4

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	11,198.1	11,045.2
Accumulated depreciation	(3,949.3)	(3,957.2)
Net Property, Plant and Equipment	7,248.8	7,088.0

TOTAL ASSETS	$13,757.7	$13,381.2

12 (more) ___________________________________________________________________________________________________

PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)
	June 30,	December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY	2005	2004
	(Millions of dollars, except shares)

CURRENT LIABILITIES
Short-term debt	$991.1	$836.0
Accounts payable and accrued liabilities	712.5	663.5
Capital lease obligations due within one year	5.1	4.9
Taxes accrued	82.9	59.8
Interest accrued	89.6	90.1
Other	266.7	320.3
Total Current Liabilities	2,147.9	1,974.6

DEFERRED CREDITS
Regulatory liabilities	505.4	391.9
Income taxes	2,033.0	1,981.8
Investment tax credits	53.1	55.7
Other post-retirement benefit obligation	285.0	279.5
Other	229.1	203.7
Total Deferred Credits	3,105.6	2,912.6

LONG-TERM LIABILITIES
Long-term debt	4,322.2	4,362.1
Transition Bonds issued by ACE Funding	509.5	523.3
Long-term project funding	73.3	65.3
Capital lease obligations	119.4	122.1
Total Long-Term Liabilities	5,024.4	5,072.8

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK OF SUBSIDIARIES
Serial preferred stock	27.0	27.0
Redeemable serial preferred stock	27.9	27.9
Total Preferred Stock of Subsidiaries	54.9	54.9

SHAREHOLDERS' EQUITY
Common stock, $.01 par value, authorized 400,000,000 shares, 189,156,757 shares and 188,327,510 shares outstanding, respectively	1.9	1.9
Premium on stock and other capital contributions	2,585.0	2,566.2
Capital stock expense	(13.5)	(13.5)
Accumulated other comprehensive loss	(37.4)	(52.0)
Retained earnings	888.9	863.7
Total Shareholders' Equity	3,424.9	3,366.3

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$13,757.7	$13,381.2

13 (more) ___________________________________________________________________________________________________

PEPCO HOLDINGS, INC. AND SUBSIDIARIES - CAPITAL STRUCTURE

     The components of Pepco Holdings' capital structure, expressed as a percentage of total capitalization (including short-term debt and current maturities of long-term debt but excluding (i) transition bonds issued by Atlantic City Electric Transition Funding LLC (ACE Funding) in the principal amount of $537.8 million and $551.3 million at June 30, 2005 and December 31, 2004, respectively, and (ii) Pepco Energy Services' project funding secured by customer accounts receivable of $79.5 million and $70.7 million at June 30, 2005 and December 31, 2004, respectively) are shown below. The transition bonds issued by ACE Funding and the project funding of Pepco Energy Services, which are both effectively securitized, are excluded because the major credit rating agencies treat effectively securitized debt separately and not as general obligations of PHI, when computing credit quality measures. (Dollar amounts in the table are in millions.)

	June 30, 2005			December 31, 2004
Common Shareholders' Equity	$3,424.9		39.1%	$3,366.3	39.2%
Preferred Stock of subsidiaries (a)	54.9		.6	54.9	.6
Long-Term Debt (b)	5,111.6	(c)	58.4	5,003.3	58.3
Short-Term Debt (d)	167.2		1.9	161.3	1.9
Total	$8,758.6		100.0%	$8,585.8	100.0%

(a)	Consists of Serial Preferred Stock and Redeemable Serial Preferred Stock issued by subsidiaries of PHI.
(b)

Consists of first mortgage bonds, medium term notes, other long-term debt, current maturities of long-term debt, and Variable Rate Demand Bonds. Excludes capital lease obligations, transition bonds issued by ACE Funding, and project funding of Pepco Energy Services secured by customer accounts receivable.

(c)

Includes $175 million of Senior Notes issued by Pepco in June. The proceeds are included in Cash and Cash Equivalents on the Balance Sheet of PHI at June 30, 2005, and will be used to redeem $175 million of Pepco's first mortgage bonds in September 2005.

(d)

Excludes current maturities of long-term debt, capital lease obligations due within one year, and Variable Rate Demand Bonds (VRDB). In accordance with GAAP, the VRDB are included in short-term debt on the Balance Sheet of PHI because they are due on demand by the bondholder. Bonds submitted for purchase are remarketed by a remarketing agent on a best efforts basis and the remarketing resets the interest rate at market rates. However, PHI views the VRDBs as long-term financing in effect because the maturity dates range from 2009 to 2031, and PHI expects the remarketing to be successful due to the creditworthiness of the issuers.

14 (more) ___________________________________________________________________________________________________

POWER DELIVERY SALES AND REVENUES
	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Sales (Gigawatt Hours)	2005	2004	2005	2004

Regulated T&D Electric Sales
Residential	3,632	4,011	8,399	8,911
Commercial	6,608	7,115	13,477	13,801
Industrial	1,103	1,168	2,123	2,222
Other	57	57	127	129
Total Regulated T&D Electric Sales	11,400	12,351	24,126	25,063

Default Electricity Supply Sales
Residential	3,558	3,767	8,148	8,377
Commercial	3,154	5,002	7,120	9,634
Industrial	502	625	984	1,205
Other	44	52	97	112
Total Default Electricity Supply Sales	7,258	9,446	16,349	19,328

	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Electric Revenue ($ in Millions)	2005	2004	2005	2004

Regulated T&D Electric Revenue
Residential	$132.6	$138.3	$278.5	$289.4
Commercial	164.7	182.0	333.4	334.9
Industrial	8.8	9.3	18.3	17.8
Other (Includes PJM)	59.7	59.2	115.5	118.9
Total Regulated T&D Electric Revenue	$365.8	$388.8	$745.7	$761.0

Default Supply Revenue
Residential	$225.3	$216.5	$492.1	$439.9
Commercial	211.8	287.8	429.6	490.9
Industrial	31.5	36.5	61.2	70.6
Other (Includes PJM)	78.7	78.2	161.0	167.0
Total Default Supply Revenue	$547.3	$619.0	$1,143.9	$1,168.4

Other Electric Revenue	$13.6	$16.4	$30.1	$34.1

Total Electric Operating Revenue	$926.7	$1,024.2	$1,919.7	$1,963.5

	Three Months Ended June 30,		Six Months Ended June 30,
Power Delivery Gas Sales and Revenue ($ in millions)	2005	2004	2005	2004

Regulated Gas Sales (Bcf)
Residential	1.0	1.1	5.5	5.7
Commercial	.7	.7	3.4	3.4
Industrial	.2	.2	.5	.6
Transportation and Other	1.2	1.4	3.1	3.4
Total Regulated Gas Sales	3.1	3.4	12.5	13.1

Regulated Gas Revenue
Residential	$21.2	$18.0	$78.4	$69.3
Commercial	10.5	8.6	41.4	34.9
Industrial	2.4	1.8	5.7	4.5
Transportation and Other	1.1	1.0	2.4	2.2
Total Regulated Gas Revenue	$35.2	$29.4	$127.9	$110.9

Other Gas Revenue	$12.3	$19.9	$31.3	$38.3

Total Gas Operating Revenue	$47.5	$49.3	$159.2	$149.2

Total Power Delivery Operating Revenue	$974.2	$1,073.5	$2,078.9	$2,112.7
15 (more) ___________________________________________________________________________________________________

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Heating Degree Days	471	355	2,889	2,828
20 Year Average	422	428	2,692	2,687
Percentage Difference from Average	11.6%	-17.1%	7.3%	5.2%
Percentage Difference from Prior Year	32.7%		2.2%

Cooling Degree Days	338	475	337	474
20 Year Average	363	357	366	360
Percentage Difference from Average	-6.9%	33.1%	-7.9%	31.7%
Percentage Difference from Prior Year	-28.8%		-28.9%
CONECTIV ENERGY
	Three Months Ended
	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004	June 30, 2004

Gigawatt Hour Supply (Gwh)
Merchant Generation output sold into market	971	1,275	1,203	1,220	1,336
Full Requirements Load Service	3,308	3,281	2,951	3,514	3,980
Total Sales	4,279	4,556	4,154	4,734	5,316

Around-the-clock Market Prices ($/Mwh) PJM - East (1)	$ 49.27	$ 53.51	$ 45.38	$ 45.52	$ 45.69

On Peak Market Prices ($/Mwh) PJM - East (1)	$ 63.82	$ 62.53	$ 53.36	$ 56.67	$ 57.55

Gas Price - M3 (Market Area) ($/Mmbtu) (1)	$ 7.44	$ 7.83	$ 6.84	$ 5.84	$ 6.59

Merchant Generation Margin per Mwh
(Revenue Less Cost of Goods Sold $/Mwh)	$ 57.4	$ 43.1	$ 55.4	$ 52.6	$ 36.6

Merchant Generation Margin Key Drivers:
(Percentage of Total) (2)
West to East Hub Congestion	2%	11%	9%	8%	6%
Power & Fuel Hedges	8%	-5%	18%	23%	5%
Ancillary Services & Hourly Flexibility Premium	27%	30%	17%	17%	19%
Fuel Switching	3%	11%	15%	9%	9%
PJM Capacity (ICAP)	9%	9%	7%	12%	11%
Energy Spark Spreads	51%	44%	34%	31%	50%
Note: (1) Daily average. (2) Estimate.
16 (more) ___________________________________________________________________________________________________

CONECTIV ENERGY - (continued)
Operating Summary ($ in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2005		2004	2005		2004

Gigawatt Hour Supply (Gwh)
Merchant Generation output sold into market	971	(2)	1,336	2,246	(4)	2,739
Full Requirements Load Service (1)	3,308	(3)	3,980	6,589	(5)	8,778
Total Sales	4,279		5,316	8,835		11,517

Operating Revenue:
Merchant Generation	$ 110.3	(2)	$ 121.0	$ 243.5	(4)	$ 231.8
Full Requirements Load Service (1)	212.2	(3)	261.2	381.1	(5)	548.9
Other Power, Oil, and Gas Marketing	261.7		183.2	469.0		372.5
Total	584.2		565.4	1,093.6		1,153.2

Cost of Goods Sold:
Merchant Generation	54.6		72.2	132.8		121.7
Full Requirements Load Service (1)	203.3		242.3	379.9		543.4
Other Power, Oil, and Gas Marketing	261.3		181.6	469.0		368.2
Total	519.2		496.1	981.7		1,033.3

Revenue Less Cost of Goods Sold Detail:
Merchant Generation	55.7	(2)	48.8	110.7	(4)	110.1
Full Requirements Load Service (1)	8.9	(3)	18.9	1.2	(5)	5.5
Other Power, Oil, and Gas Marketing	0.4	(6)	1.6	-	(6)	4.3
Total	65.0		69.3	111.9		119.9

Operating and Maintenance Expenses	24.1		24.2	45.5		47.2
Depreciation	11.5		11.1	22.8		22.3
Taxes Other Than Income Taxes	0.8		(0.3)	1.4		0.6
Other Operating Expenses	36.4		35.0	69.7		70.1

Operating Income	$ 28.6		$ 34.3	$ 42.2		$ 49.8

Notes:
(1)

Conectiv Energy now shows all of its Full Requirements Load contracts in the same activity line to better reflect how management views and manages this business. In previous quarters, the POLR load contract was shown separately and the other Full Requirements Load Contracts were included in the Other Power, Oil and Gas Marketing activity. All previous quarters have been updated to reflect this change.

(2)

Lower output in second quarter 2005 due to milder April and May weather and higher fuel prices resulted in lower revenues. However, Merchant Generation margins improved due primarily to hot weather in June 2005, unit flexibility (allowing the units to run only during high price hours), fuel hedges and higher energy spark spreads.

(3)

Lower Full Requirements Load Service sales resulted from the termination of default service in Maryland, partially offset by new BGS and SOS contracts. Lower Full Requirements Load Service margins resulted from higher energy prices in the second quarter of 2005. Full Requirements Load Service is hedged by both contract purchases with third parties and by Conectiv Energy Generation. Conectiv Energy Generation is transfer priced at the PJM price for each hour, multiplied by the Mwh's required by the Full Requirements Load (after reducing the load by the contract purchases). This transfer pricing mechanism subjects the Full Requirements Load Service to some energy price volatility but does provide a partial hedge for the Merchant Generation output.

(4)

Lower year-to-date output due to milder weather and higher fuel prices. However, Merchant Generation margins and revenue improved due primarily to unit flexibility (allowing the units to run only during high price hours), fuel hedges and higher energy spark spreads.

(5)

Lower Full Requirements Load Service sales resulted from the termination of default service in Maryland, partially offset by new BGS and SOS contracts. Lower Full Requirements Load Service margins resulted from higher energy prices in 2005.

(6)

Lower Other Power, Oil and Gas Marketing results primarily driven by lower margins from daily and inter-pool power transactions, transmission charge adjustments for prior periods and lower oil marketing margins.

17 (more) ___________________________________________________________________________________________________
PEPCO ENERGY SERVICES
Operating Income Summary ($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005		2004

Operating Revenue	$ 320.2	$ 243.5	$ 672.8		$ 554.2
Cost of Goods Sold	287.5	217.0	613.1		504.0
Revenue less Cost of Goods Sold	32.7	26.5	59.7		50.2

Revenue less Cost of Goods Sold Detail:
Natural Gas	3.4 (1)	4.5	5.1	(1)	6.5
Electric	18.8 (2)	9.9	30.4	(2)	18.8
Energy Services	10.5	12.1	24.2		24.9
Total	32.7	26.5	59.7		50.2

Operation and Maintenance Expenses	15.8	17.6	35.2		35.3
Depreciation	3.2	3.3	6.7		6.5
Other Operating Expenses	19.0	20.9	41.9		41.8

Operating Income	$ 13.7	$ 5.6	$ 17.8		$ 8.4

Notes:
(1) Natural gas gross margins declined for the quarter and year-to-date compared to 2004, primarily due to decreases in volume sold.
(2) Electric gross margins improved for the quarter and year-to-date compared to 2004, primarily due to increased load acquisition.
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